EXHIBIT 10.23(c)

PRIMEDIA Inc.
745 Fifth Avenue
New York, NY 10151
Tel 212 745 0100
Fax 212 745 0121

January 4, 2008

Carl Salas

SVP, Treasurer

Dear Carl:

As you know there is no 2008 PRIMEDIA Short-Term Executive Incentive Compensation Plan. The Company will, however, pay you your target award (50% of your 2008 earned base salary) prorated for the period of time you are employed by PRIMEDIA during 2008, payable within 10 days of your termination date. For example, if you are still employed by the Company through 5/31/08, your earned award would be $58,333. Please know you will not be entitled to any bonus payment if you voluntarily quit or are terminated for cause1 prior to May 31, 2008.

Sincerely,

/s/ DEAN B. NELSON

cc:	Mike Discepolo

[1]

For purposes of this letter, “cause” shall include any act of dishonesty committed by you in connection with your employment, substance abuse, conviction of a felony, behavior injurious to the Company, the willful or repeated failure or refusal to perform your duties or gross insubordination.